                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported): September 12, 1998

                                 ODETICS, INC.

               (Exact Name of Registrant as Specified in Charter)


           Delaware                     000-10605                 95-2588496
--------------------------------------------------------------------------------
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
       Incorporation)                                        Identification No.)


            1515 South Manchester Avenue, Anaheim, California  92802
            --------------------------------------------------------
           (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code (714) 774-5000

                                 Not Applicable
             ------------------------------------------------------
         (Former Name or Former Address, if Changed since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Not Applicable.

(b)     Not Applicable.

(c)     Exhibits

        99.1  Press Release dated September 24, 1998, of the Registrant.

Item 9.   Sale of Equity Securities Pursuant to Regulation S.

          On September 12, 1998, pursuant to an Agreement among Odetics, Inc. (the "Registrant"), Odetics Europe Limited, a corporation organized under the laws of England and Wales ("OEL") and wholly-owned subsidiary of Odetics, and the shareholders of International Media Integration Systems Limited, a corporation organized under the laws of England and Wales ("IMIS"), the Registrant issued 173,214 shares of its Class A Common Stock, par value $.10 per share (the "Shares") to the shareholders of IMIS (the "IMIS Shareholders") in exchange for 90% of the outstanding share capital of IMIS. At the time of the acquisition, IMIS was the holder of the remaining 10% of the outstanding share capital of IMIS. The Shares were issued and sold in reliance upon Rule 903 of Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Act") to the IMIS Shareholders, each of whom was deemed not to be a "U.S. person" as defined in Regulation S, and in reliance upon Section 4(2) of the Act. No underwriters were involved with such issuance and sale of the Shares.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 24, 1998
                              ODETICS, INC.,
                              a Delaware corporation


                              By:  /s/ JOEL SLUTZKY
                                  ---------------------------
                                  Joel Slutzky,
                                  Chairman of the Board
                                  and Chief Executive Officer

                               Index to Exhibits


Exhibit
Number                   Exhibit
-------                  -------

99.1    Press Release of the Registrant dated September 24, 1998.